Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in each of the Registration Statements on Form S-3 (Nos. 333-133629, 333-133630, 333-135746, 333-143247, 333-149671, 333-157173, 333-156839, 333-173261, 333-192618, 333-179257, 333-205483, and 333-160121) and on Form S-8 (Nos. 333-143590, 333-176476, 333-190796, 333-206326, and 333-222734) of our report dated March 12, 2020 included in this Annual Report on Form 10-K of BioDelivery Sciences International, Inc. (the “Company”), relating to the consolidated balance sheets of the Company as of December 31, 2019 and 2018, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2019, and Schedule II – Valuation and Qualifying Accounts and Reserves for each of the years in the three-year period ended December 31, 2019, and the effectiveness of internal control over financial reporting for the Company as of December 31, 2019.
/s/ Cherry Bekaert LLP
Raleigh, North Carolina
March 12, 2020